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                                                                    Exhibit 99.2

                                 SIEBEL SYSTEMS, INC.
                                 1998 EQUITY INCENTIVE PLAN
                                 STOCK OPTION AGREEMENT

  SIEBEL SYSTEMS, INC. (the "Company") is pleased to inform you that its Board of Directors has granted you an option to purchase shares of the common stock of the Company ("Common Stock") under the Siebel Systems, Inc. 1998 Equity Incentive Plan (the "Plan").

  The details of your option are as follows:

Optionee:
--------  -------------------------------

Number of Shares:
----------------  -----------------------

Exercise Price:  $               per share
--------------    --------------

Grant Date:
---------- ------------------------------

Expiration Date:                       , unless sooner terminated in accordance
---------------  ---------------------
with Section 5 of the Additional Terms and Conditions attached.

Vesting Commencement Date:
-------------------------

Vesting Schedule:          % on        anniversary of the Vesting Commencement
----------------  --------      ------
Date and

                   % each            anniversary thereafter until fully vested.
        ----------        ----------

        Vesting is subject to termination under the circumstances set forth in the attached Additional Terms and Conditions.

Tax Qualification:  This option ____ is/____ is not intended to qualify for the
-----------------
federal income tax benefits available to an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Additional Terms and Optionee's Acknowledgements:  This option is subject to all
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of the terms and conditions of the Additional Terms and Conditions attached hereto. The undersigned optionee acknowledges receipt of this Option Agreement and the Additional Terms and Conditions (with exhibits referred to therein), and understands and agrees to all terms contained therein. Optionee further acknowledges that as of the date of grant of this option, this Option Agreement, together with the Additional Terms and Conditions, set forth the entire understanding between optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the option agreements previously granted and delivered to optionee under the Plan (including predecessors to the Plan), and (ii) the following other agreements:

  Other Agreements: ____________________________________________
                    ____________________________________________
                    ____________________________________________


SIEBEL SYSTEMS, INC.                OPTIONEE:__________________________

By: ________________________        ___________________________________
                                    Signature
Name:_______________________
Date:_______________________        Date: _____________________________

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